UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 9, 2021

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 400

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	HTBX	The Nasdaq Stock Market (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.   Regulation FD Disclosure.

On February 9, 2021, Heat Biologics, Inc. (the “Company”) issued a press release announcing positive interim data from its ongoing fully enrolled Phase 2 trial of HS-110, in combination with Bristol-Myers Squibb’s (BMS) OPDIVO® (nivolumab) in advanced non-small cell lung cancer (NSCLC). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, the Company will be making several presentations to investors over the next several weeks. In connection with the presentations, the Company intends to discuss the investor presentation, which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, in the press release attached as Exhibit 99.1 and in the investor presentation attached as Exhibit 99.2 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01, in the press release attached as Exhibit 99.1 and in the investor presentation attached as Exhibit 99.2 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The press release attached as Exhibit 99.1 and investor presentation attached as Exhibit 99.2 to this Current Report on Form 8-K include “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

The Company undertakes no duty or obligation to update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time if its management believes it is appropriate. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosures.

Item 8.01.  Other Events.

On February 9, 2021, the Company issued a press release announcing positive interim data from its ongoing fully enrolled Phase 2 trial of HS-110 in combination with Bristol-Myers Squibb’s (BMS) OPDIVO® (nivolumab) in advanced non-small cell lung cancer (NSCLC).

Substantial survival benefit was observed in a cohort of previously treated, checkpoint inhibitor naïve patients with advanced NSCLC (Cohort A, N = 47). A median progression free survival (PFS) of 1.8 months and a median overall survival (OS) of 24.6 months was observed with a median follow-up time of 19.4 months. The one-year survival rate of Cohort A is 61.7%. The median OS data was 12.2 months and the 1-year survival rate was 50.7% in previously treated, advanced NSCLC patients who received nivolumab as a single agent, according to published data of the BMS CheckMate 057 study.

For NSCLC patients who had previously been treated with a checkpoint inhibitor and whose disease had subsequently progressed (Cohort B, N = 68), a median PFS of 2.8 months and median OS of 11.9 months was observed with a median follow-up time of 11.9 months. Published data from other studies reported median OS of 6.8 to 9.0 months for NSCLC patients treated with chemotherapies after PD-(L)1 progression.

As of this data cut, 30% of the patients in Cohort A and 26% of the patients in Cohort B are still alive. HS-110 has a favorable safety profile and has been administered in approximately 200 patients to date. As of this data cut, there have been no treatment-related serious adverse reactions. A review of immune-related adverse events reported in the study raised no safety concerns. The data to date demonstrate that combination of HS-110 and nivolumab is well-tolerated.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K.

Exhibit Number	Exhibit Description

99.1	Heat Biologics, Inc. Press Release

99.2	Investor Presentation of Heat Biologics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2021	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer